Exhibit 99.1

APi Group Provides Update on Full Year Guidance for 2021

-Net revenues for 2021 now expected to be at least $3.8 billion, up from prior guidance of $3.65 to $3.75 billion-

-Acquisition of Chubb fire and security business on track to close in early January-

-Company to provide initial guidance for 2022 in February 2022-

New Brighton, Minnesota – December 15, 2021 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”) today provided an update on its full year guidance for 2021. The Company also provided an update on its planned acquisition of the Chubb fire and security business (“Chubb”) and timing for providing initial guidance for 2022.

Russ Becker, APi’s President and Chief Executive Officer stated: “As we discussed on our third quarter earnings call on November 10, 2021, our expectation of the revenue momentum in the third quarter continuing into the fourth quarter has materialized and is positioning us well for continued growth in 2022. Demand in the fourth quarter is tracking ahead of prior expectations in our core business segments of Safety and Specialty Services. With this demand, we now expect 2021 net revenues to be at least $3.8 billion, up from prior guidance of $3.65 to $3.75 billion. We remain confident in our previously communicated adjusted EBITDA guidance for 2021 of $405 million despite ongoing temporary supply chain disruptions and inflationary cost pressure we have seen in the industry and expect to continue into next year.

As discussed on our last earnings call, while our business is not immune to what is occurring in the marketplace, fortunately we have more tools to mitigate these issues than some businesses that have longer contract durations than ours and have more exposure to inflation. The short-term nature and small average size of less than $100,000 of our projects are competitive advantages which allow us to stay focused on real-time pricing and operational efficiency to ensure true costs are reflected in projects we take on. Chubb has a similar business profile, and we believe it will enhance our overall position rather than detract from it.

I am excited about the opportunities in front of us. Our record backlog continues to build and provides us with a solid foundation heading into next year. We look forward to reporting on our progress as we move towards closing on the acquisition of Chubb, which we expect to close in early January, and expect to provide initial guidance for 2022 in February.”

About APi:

APi is a market-leading business services provider of safety, specialty and industrial services in over 200 locations in North America and Europe. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding: (i) the Company’s updated full-year guidance for 2021, including adjusted net revenues and adjusted EBITDA, and the assumptions it made and the drivers contributing to its updated guidance; (ii) the timing for the Company’s release of its initial 2022 guidance; (iii) the Company’s continued growth in 2022 and the drivers of that growth; (iv) the impact of the Company’s backlog and continued demand on future results; (v) the expected benefits of the acquisition of the Chubb fire and security business and the anticipated timing for closing of the acquisition; and (vi) the Company’s ability to successfully manage supply chain disruptions and inflationary cost pressures, including through the Company’s strategies, competitive advantages and business model, and the expected continuation of such disruptions and pressures into 2022. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, including the impacts of the COVID-19 pandemic on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) the inability of the Company to successfully or timely consummate the acquisition of the Chubb fire and security business; (iii) failure to realize the anticipated benefits of the acquisition of the Chubb fire and security business; (iv) changes in applicable laws or regulations; (v) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (vi) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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